Exhibit 3.379
ARTICLES OF INCORPORATION
OF
LOGAN WASTE CONTROL, INC.
     The undersigned, desiring to form a corporation for profit under Chapter 1701 of the Ohio Revised Code, does hereby certify:
     FIRST: The name of the corporation shall be Logan Waste Control, Inc.
     SECOND: The place in Ohio where the principal office of the corporation is to be located is the City of Plain City, County of Madison.
     THIRD: The purpose for which the corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.
     FOURTH: The authorized number of shares of the corporation shall be 750, all of which shall be common shares, each without par value.
     FIFTH: The amount of stated capital with which the corporation will begin business shall be $500.
     SIXTH: The directors of the corporation shall have the power to cause the corporation from time to time and at any time to purchase, hold, sell, transfer or otherwise deal with (A) shares of any class or series issued by it, (B) any security or other obligation of the corporation which may confer upon the holder thereof the right to convert the same into shares of any class or series authorized by the articles of the corporation, and (C) any security or other obligation which may confer upon the holder thereof the right to purchase shares of any class or series authorized by the articles of the corporation. The corporation shall have the right to purchase shares of any class or series authorized by the articles of the corporation. The corporation shall have the right to repurchase, if and when any shareholder desires to sell, or on the happening of any event is required to sell, shares of any class or series issued by the corporation. The authority granted in this Article Sixth of these articles shall not limit the plenary authority of the directors to purchase, hold, sell, transfer or otherwise deal with shares of any class or series, securities, or other obligations issued by the corporation or authorized by its articles.
     SEVENTH: A director or officer of the corporation shall not be disqualified by his office from dealing or contracting with the corporation as vendor, purchaser, employee, agent or otherwise. No contract or transaction shall be void or voidable with respect to the corporation for the reason that it is between the corporation and one or more of its directors or officers, or between the corporation and any other person in which one or more of its directors or officers are directors, trustees, or officers, or have a financial or personal interest, or for the reason that one or more interested directors or officers participated in or voted at the meeting of the directors or a committee thereof which authorized such contract or transaction, if in any such case (A) the material facts as to the relationship or interest of such director, officer or other person and as to the contract or transaction are disclosed or are known to the directors or the committee, or such members thereof as shall be present at any meeting at which action upon any such contract or transaction shall be taken, and the directors or committee, in good faith reasonably justified by such facts, authorized the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; or (B) the material facts as to the relationship or interest of such director, officer or other person and as to the contract or transaction are disclosed or known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved at a meeting of the shareholders held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation held by persons not interested in the contract or transaction; or (C) the contract or transaction is fair as to the corporation as of the time it is authorized or approved by the directors, a committee thereof, or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at any meeting of the directors, or of a committee thereof, which authorizes the contract or transaction.

     EIGHTH: The directors of the corporation may adopt an amendment to the articles in respect of any unissued or treasury shares of any class and thereby fix or change: the division of such shares into series and the designation and authorized number of shares of each series; the dividend rate; the dates of payment of dividends and the dates from which they are cumulative; liquidation price; redemption rights and price; sinking fund requirements; conversion rights; and restrictions on the issuance of shares of any class or series.
     NINTH: No shareholder of the corporation shall have, as a matter of right, the pre-emptive right to purchase or subscribe for shares of any class, now or hereafter authorized, or to purchase or subscribe for securities or other obligations convertible into or exchangeable for such shares or which by warrants or otherwise entitle the holders thereof to subscribe for or purchase any such share.
     TENTH: Notwithstanding any provision of the Ohio Revised Code requiring for any purpose the vote, consent, waiver or release of the holders of shares of the corporation entitling them to exercise two-thirds or any other proportion of the voting power of the corporation or of any class or classes of shares thereof, such action, unless expressly provided otherwise by statute, may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation or of such class or classes.

     IN WITNESS WHEREOF, I have hereunto signed my name this 22nd day of December, 1982.

/s/ Donald J. Shuller
Incorporator

ORIGINAL APPOINTMENT OF AGENT
     The undersigned, being the sole incorporator of Logan Waste Control, Inc., hereby appoints Phillip M. Kabealo, a natural person resident in the State of Ohio the statutory agent upon whom any process, notice or demand required or permitted by complete address is:
7240 Industrial Parkway
City of Plain City
Madison County, Ohio 43064

/s/ Donald J. Shuller
Donald J. Shuller

Columbus, Ohio
December 22, 1982

CERTIFICATE OF AMENDMENT BY THE INCORPORATOR (SEC. 1701.70 (A) R.C.) TO ARTICLES OF LOGAN WASTE CONTROL, INC.	APPROVED By: AT Date: 2/8/83 Amount: 35.00
     I am the sole incorporator of the above-named corporation and do certify that subscriptions to shares having not been received in such amount that the stated capital of such shares is at least equal to the stated capital set forth in the articles as that with which the corporation will begin business and that I have elected to amend article TENTH and add article ELEVENTH to said articles as follows:
     TENTH: Notwithstanding any provision of the Ohio Revised Code requiring for any purpose the vote, consent, waiver or release of the holders of shares of the corporation entitling them to exercise two-thirds of any other proportion of the voting power of the corporation or of any class or classes of shares thereof, except as provided in Article ELEVENTH, such action, unless expressly provided otherwise by statute, may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation or of such class or classes.
     ELEVENTH: Notwithstanding any other provision of these Articles to the contrary or any provision of the Ohio Revised Code, the Corporation shall not issue, sell, dispose of or receive subscriptions for any of its shares, including treasury shares, without the affirmative consent, vote or approval of the holders of 100% of the shares of the Corporation then issued and outstanding. This Article ELEVENTH may be amended only with the affirmative vote of the holders of 100% of the issued and outstanding shares of the Corporation.
     IN WITNESS. WHEREOF, I, being the sole incorporator of the above-named corporation, have hereunto subscribed my name this 4th day of February, 1983.

/s/ Donald J. Shuller
Incorporator

CERTIFICATE OF MERGER OF LOGAN WASTE CONTROL, INC. (an Ohio corporation) and LAIDLAW WASTE SYSTEMS (BELLEFONTAINE) INC. (an Ohio corporation)	APPROVED By: D. BURNS Date: 10-02-87 Amount: $50.00
     A copy of the signed Agreement of Merger attached hereto, marked as Annex I for identification and incorporated by reference herein, was duly adopted:
     (1) By the Board of Directors of Laidlaw Waste Systems (Bellefontaine) Inc. by an action taken in writing and executed by all of the directors of that corporation on September 21, 1987 in accordance with Ohio Revised Code Section 1701.54;
     (2) By the holder of all of the voting shares of Laidlaw Waste Systems (Bellefontaine) Inc. by an action taken in writing and executed by the sole shareholder of that corporation on September 21, 1987 in accordance with Ohio Revised Code Section 1701.54;
     (3) By the Board of Directors of Logan Waste Control, Inc. at a meeting held on September 21, 1987;
     (4) By the holders of not less than two-thirds of the voting shares of Logan Waste Control, Inc. at a meeting held on September 28, 1987.

     Said Agreement of Merger provides that:,
     (A) Laidlaw Waste Systems (Bellefontaine) Inc. shall merge with and into Logan Waste Control, Inc. and shall thereupon cease to have a separate existence;
     (B) Logan Waste Control, Inc. shall be the sole surviving corporation in the merger;
     (C) All holders of fully-paid common shares of Logan Waste Control, Inc. at the time of the merger (other than Laidlaw Waste Systems (Bellefontaine) Inc.) shall be entitled to receive cash in the amount of $87,878 per share in substitution for each share of Logan Waste Control, Inc. held by them;
     (D) Each common share of Logan Waste Control, Inc. held by Laidlaw Waste Systems (Bellefontaine) Inc. at the effective date of the merger shall, automatically and without further action by either Logan Waste Control, Inc. or Laidlaw Waste Systems (Bellefontaine) Inc., constitute one common share of the surviving corporation;
     (E) The holder of all of the common shares of Laidlaw Waste Systems (Bellefontaine) Inc. at the time of the merger shall be issued, automatically and without further action of either Logan Waste Control, Inc. or Laidlaw Waste Systems (Bellefontaine) Inc., one common share of Logan Waste Control, Inc. in substitution for each issued share of Laidlaw Waste Systems (Bellefontaine) Inc. held by it; and
     (F) The merger shall be effective upon the filing of this certificate with the Secretary of State of Ohio.

     The undersigned have caused this Certificate of Merger to be executed to be effective as of September 28, 1987.

LOGAN WASTE CONTROL, INC. an Ohio corporation
By /s/ Donald E. Koogler

Its President (Donald E. Koogler)

Attests:

/s/ Dick van Wyck
Its Secretary (Dick van Wyck)

LAIDLAW WASTE SYSTEMS (BELLEFONTAINE) INC. an Ohio corporation
By /s/ Donald E. Koogler

Donald E. Koogler, Executive
Vice President

Attest:

/s/ Dick van Wyck
Dick van Wyck, Assistant Secretary

Annex I
AGREEMENT OF MERGER
     This Agreement of Merger (sometimes hereinafter called the “MERGER AGREEMENT”), dated as of September 28, 1987, between LOGAN WASTE CONTROL, INC., an Ohio corporation (sometimes hereinafter called “LOGAN”), and LAIDLAW WASTE SYSTEMS (BELLEFONTAINE) INC., an Ohio corporation (sometimes hereinafter called “LAIDLAW”) (LOGAN and LAIDLAW sometimes hereinafter collectively referred to as the “CONSTITUENT CORPORATIONS”):
WITNESSETH:
     WHEREAS, the Board of Directors of each of the CONSTITUENT CORPORATIONS deems it advisable and in the best interests of their respective corporation and shareholder(s) that the CONSTITUENT CORPORATIONS be merged; and
     WHEREAS, the Board of Directors of each of the CONSTITUENT CORPORATIONS has approved the MERGER AGREEMENT by resolutions duly adopted by each such Board of Directors;
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, it is hereby agreed between the CONSTITUENT CORPORATIONS that the terms and conditions of the merger contemplated by this MERGER AGREEMENT (sometimes hereinafter called the “MERGER”), and the mode of carrying the MERGER into effect, shall be as follows:

ARTICLE ONE
The Surviving Corporation
     Section 1.01. At the time when the MERGER shall become effective (sometimes hereinafter called the “MERGER DATE”) LAIDLAW shall merge with and into LOGAN, and LOGAN shall be the continuing and surviving corporation in the MERGER, shall continue to exist under the laws of the State of Ohio, and shall be the only one of the CONSTITUENT CORPORATIONS to continue its separate corporate existence after the MERGER DATE. As used in this MERGER AGREEMENT, the term “SURVIVING CORPORATION” refers to LOGAN at and after the MERGER DATE.
     Section 1.02. The name of the SURVIVING CORPORATION Shall be LAIDLAW WASTE SYSTEMS (BELLEFONTAINE) INC.
     Section 1.03. The Articles of Incorporation of LAIDLAW, attached hereto as Exhibit A and incorporated by reference herein, shall be the articles of the SURVIVING CORPORATION until amended in accordance with law.
     Section 1.04. The Code of Regulations of LAIDLAW existing at the MERGER DATE shall be the regulations of the SURVIVING CORPORATION until changed in accordance with law.
     Section 1.05. The directors of LAIDLAW at the MERGER DATE shall be the directors of the SURVIVING CORPORATION until changed in accordance with law.
     Section 1.06. The officers of LAIDLAW at the MERGER DATE shall be the officers of the SURVIVING CORPORATION until changed in accordance with law.

     Section 1.07. The name and address of the statutory agent upon whom any process, notice or demand against any CONSTITUENT CORPORATION or the SURVIVING CORPORATION may be served are:
CT Corporation System
813 Carew Tower
Hamilton County
Cincinnati, Ohio 45202
ARTICLE TWO
Distributions to Shareholders
     Section 2.01. The manner and basis of making distributions to shareholders of the CONSTITUENT CORPORATIONS in extinguishment of and in substitution for their shares of the CONSTITUENT CORPORATIONS shall be as set forth in this Article Two.
     Section 2.02. At the MERGER DATE and as a result of the MERGER, each of the issued common shares, without par value, of LOGAN shall, automatically and without further act of either of the CONSTITUENT CORPORATIONS or of the holder thereof, be extinguished and shall cease to exist (other than any share held by LAIDLAW); and in substitution for each LOGAN share so extinguished (other than any such share held by LAIDLAW), the holder thereof shall be entitled to receive $87,878 per share in cash (without interest) from the SURVIVING CORPORATION; and each holder of a certificate or certificates which, prior to the MERGER, represented one or more common shares of LOGAN that have been so extinguished as a result of the MERGER shall cease to have any rights with respect to such shares, except the right to receive $87,878 per share in cash (without interest) for each such share upon the surrender of such certificate or certificates to the SURVIVING CORPORATION.
     Section 2.03. At the MERGER DATE and as a result of the MERGER, each of the issued common shares, without par value, of LOGAN held by LAIDLAW shall, automatically and without further act of either of the CONSTITUENT CORPORATIONS or of the holder thereof, constitute one common share, without par value, of the SURVIVING CORPORATION.
     Section 2.04. At the MERGER DATE and as a result of the MERGER, the holder of each of the issued common shares, without par value, of LAIDLAW shall, automatically and without further act of either of the CONSTITUENT CORPORATIONS or of the holder thereof, be issued one common share, without par value, of the SURVIVING CORPORATION in substitution for each issued share of LAIDLAW held by it.
     Section 2.05. Anything contained in this MERGER AGREEMENT or elsewhere to the contrary notwithstanding, if any person shall perfect dissenter’s rights in respect of one or more shares of LOGAN in accordance with Ohio Revised Code §1701.85 (sometimes hereinafter called the “STATUTE”), then:
(A)	Each such share of LOGAN shall nevertheless be deemed to be cancelled at the MERGER DATE as provided elsewhere in this MERGER AGREEMENT; and

(B)	Each person perfecting such dissenter’s rights shall thereafter have only such rights (and shall have such obligations) as are provided in the STATUTE, and [unless such rights and such obligations of such person are terminated in accordance with division (D) of the STATUTE] the SURVIVING CORPORATION shall not be required to make any cash payment otherwise to be made by it to such person in substitution for each such common share of LOGAN in accordance with this MERGER AGREEMENT.
ARTICLE THREE
Termination and Abandonment; Amendment
     Section 3.01. The MERGER contemplated by this MERGER AGREEMENT may be terminated and abandoned by the Board of Directors of LAIDLAW at any time prior to the MERGER DATE and for any reason, without notice of such action to LOGAN.
     Section 3.02. From time to time and at any time prior to the MERGER DATE, this MERGER AGREEMENT may be amended by an agreement in writing executed in the same manner as this MERGER AGREEMENT, after authorization of such action by the Board of Directors of the CONSTITUENT CORPORATIONS, but no such amendment shall materially and adversely alter or change the rights and obligations of the shareholders of LOGAN or LAIDLAW without their approval or be prohibited by law.

ARTICLE FOUR
Effective Date of MERGER
     Section 4.01. After this MERGER AGREEMENT shall have been duly adopted by the Board of Directors and by the shareholders of each of the CONSTITUENT CORPORATIONS, each of the CONSTITUENT CORPORATIONS shall cause a Certificate of Merger (in the form required by Ohio Revised Code §1701.81) to be executed and filed with the Secretary of State of Ohio, and the MERGER shall become effective upon such filing.
ARTICLE FIVE
Miscellaneous
     Section 5.01. This MERGER AGREEMENT may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which taken together, shall be deemed to constitute a single instrument.
     Section 5.02. The captions contained in this MERGER AGREEMENT are included only for convenience of reference and do not define, limit, explain or modify this MERGER AGREEMENT or its interpretation, construction or meaning and are in no way to be construed as a part of this MERGER AGREEMENT.
     Section 5.03. This MERGER AGREEMENT shall be governed by and construed in accordance with the laws of the State of Ohio.
     Section 5.04. This MERGER AGREEMENT shall inure to the benefit of and be binding upon the respective successors and assigns (including successive, as well as immediate, successors and assigns) of the parties hereto.
     Section 5.05. The number and gender of each pronoun used in this MERGER AGREEMENT shall be construed to mean such number and gender as the context, circumstances or its antecedent may require.
     IN WITNESS WHEREOF, this MERGER AGREEMENT has been executed on behalf of the CONSTITUENT CORPORATIONS and executed by their officers duly authorized in the premises.

LOGAN WASTE CONTROL, INC., an Ohio corporation
By /s/ Donald E. Koogler

Its President (Donald E. Koogler)

ATTEST:

By /s/ Dick van Wyck

Its Secretary (Dick van Wyck)

LAIDLAW WASTE SYSTEMS (BELLEFONTAINE) INC., an Ohio corporation
By /s/ Donald E. Koogler

Donald E. Koogler, Executive
Vice President

ATTEST:

By /s/ Dick van Wyck

Dick van Wyck, Assistant Secretary

Exhibit A
ARTICLES OF INCORPORATION
OF
LAIDLAW WASTE SYSTEMS (BELLEFONTAINE) INC.
     The undersigned, desiring to form a corporation for profit under Chapter 1701 of the Ohio Revised Code, does hereby certify:
     FIRST: The name of the corporation shall be Laidlaw Waste Systems (Bellefontaine) Inc.
     SECOND: The place in Ohio where the principal office of the corporation is to be located is in the City of Columbus, County of Franklin.
     THIRD: The purpose for which the corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98 of the Ohio Revised Code.
     FOURTH: The authorized number of shares of the corporation shall be 750, all of which shall be common shares, each without par value.
     FIFTH: The directors of the corporation shall have the power to cause the corporation from time to time and at any time to purchase, hold, sell, transfer or otherwise deal with (A) shares of any class or series issued by it, (B) any security or other obligation of the corporation which may confer upon the holder thereof the right to convert the same into shares of any class or series authorized by the articles of the corporation, and (C) any security or other obligation which may confer upon the holder thereof the right to purchase shares of any class or series authorized by the articles of the corporation. The corporation shall have the right to repurchase, if and when any shareholder desires to sell, or on the happening of any event is required to sell, shares of any class or series issued by the corporation. The authority granted in this Article Fifth of these articles shall not limit the plenary authority of the directors to purchase, hold, sell, transfer or otherwise deal with shares of any class or series, securities, or other obligations issued by the corporation or authorized by its articles.

     SIXTH: No shareholder of the corporation shall have, as a matter of right, the pre-emptive right to purchase or subscribe for shares of any class, now or hereafter authorized, or to purchase or subscribe for securities or other obligations convertible into or exchangeable for such shares or which by warrants or otherwise entitle the holders thereof to subscribe for or purchase any such share.
     SEVENTH: Notwithstanding any provision of the Ohio Revised Code requiring for any purpose the vote, consent, waiver or release of the holders of shares of the corporation entitling them to exercise two-thirds or any other proportion of the voting power of the corporation or of any class or classes of shares thereof, such action, unless expressly provided otherwise by statute, may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation or of such class or classes.
     IN WITNESS WHEREOF, I have hereunto signed my name this 11th day of September, 1987.

/s/ Thomas E. Szykowny
Thomas E. Szykowny, Incorporator

Prescribed by BOB TAFT, Secretary of State 30 East Broad Street, 14th Floor Columbus, Ohio 43266-0418 Form SH-AMD (January 1991)	Charter No.: 605685 Approved: [ILLEGIBLE] Date: 12-16-97 Fee: $35.00 97121672902
CERTIFICATE OF AMENDMENT
by Shareholders to the Articles of Incorporation of
Laidlaw Waste Systems (Bellefontaine), Inc.

(Name of Corporation)
Don Slager, who is:

☐ Chairman of the Board	☐ President	☑ Executive Vice President (check one)
and
Thomas K. Kehoe, who is: ☑ Secretary ☐ Assistant Secretary (Check one) of the above named Ohio corporation for profit do hereby certify that: (check the appropriate box and complete the appropriate statements)
☐	a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on , 19 at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise % of the voting power of the corporation.

☑	in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

The name of the corporation is Cherokee Run Landfill, Inc.
     IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 5th day of December, 1997.

By /s/ Don Slager

Don Slager Ex. Vice President

By /s/ Thomas K. Kehoe

Thomas K. Kehoe Secretary

NOTE: Ohio law does not permit one officer to sign in two capacities, Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.